Organizational Guidelines and Regulations
Credit Suisse Group AG Credit Suisse AG
OGR of Credit Suisse Group AG and Credit Suisse AG

Valid as of January 27, 2023.
This OGR was approved by the Board of Directors of Credit Suisse Group AG and Credit Suisse AG on January 27, 2023 and by FINMA on January 31, 2023.

Abbreviations and definitions
Preamble
Corporate governance
Group
CSG
Governance principles
Business
Group structure
Division Wealth Management
Division Investment Bank
Division Swiss Bank
Division Asset Management
Capital Release Unit
I. Introduction
1. Scope and content
2. Approval procedures for urgent business matters
II. Board of Directors
3. Organization
4. Chairman
5. Responsibilities and authorities
6. Monitoring, access to information, reports
7. Committees
8. Governance and Nominations Committee
9. Audit Committee
10. Compensation Committee
11. Risk Committee
11a. Credit Risk Review
12. Conduct and Financial Crime Control Committee
13. Digital Transformation and Technology Committee
14. Sustainability Advisory Committee
III. Management organization
15. General provisions
16. Chief Executive Officer
17. Executive Board
18. ExB committees
19. ExB Risk Management Committee
20. Group Capital Allocation and Liability Management Committee
21. CS AG Parent Capital Allocation, Liability and Risk Management Committee
22. Valuation Risk Management Committee
23. Group Conduct Board
24. Other Committees
IV. Corporate Functions
25. General provisions
26. Chief Operating Officer
27. Chief Financial Officer
28. General Counsel
29. Chief Risk Officer
30. Chief Compliance Officer
31. Chief Technology and Operations Officer
32. Global Head of People
V. Divisions
33. General provisions
34. Divisional CEOs
35. Divisional Management Committee
36. Divisional Risk Management Committee
VI. Regional management
37. General provisions
38. Regional Chief Executive Officer
39. Regional Management Committee
VII. Subsidiary and branch governance
40. General provisions
41. Subsidiary governance
42. Branch governance
VIII. Internal Audit
43. Internal Audit
IX. Special provisions
44. Conflicts of interest
45. Titles, signing authorities and Powers of Attorney
46. Meetings and minutes
47. Financial year
Annex A – Approval authorities
I. Authority for credit transactions and credit limits
1. General provisions
2. Approval authorities
II. Authority for country risk appetites
3. Approval authorities
III. Trading activities
4. Trading activities
IV. Illiquid investments
5. General provisions
6. Approval authorities
V. Formations, liquidations, mergers, acquisitions, divestitures, long-term participations and other actions and transactions, legal cases
7. General provisions
8. Formation and liquidation of subsidiaries
9. Merger, consolidation or similar transaction; acquisition or divestiture of a subsidiary, interest in a subsidiary or assets constituting a business
10. Acquisition or divestiture of a long-term participation
11. Establishment or closure of branches and representative offices
11b. Legal cases
12. Approval authorities
VI. Reputational risks
13. Reputational risk management
VII. Financing matters and capital expenditures
14. Financing of CSG, CS and its subsidiaries
15. Capital expenditures
Annex B – Approval authorities for Credit Suisse Group AG specific matters
I. Capital structure of CSG
1. Ordinary, authorized, conditional and conversion capital
II. Share register
ANNEX C – CORPORATE BODIES

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Abbreviations and definitions
AC Audit Committee
AGM Annual General Meeting
AM Division Asset Management
ANL Analyst
AoA Articles of Association
APAC Region Asia Pacific
ASO Associate
AVP Assistant Vice President
BCM Business Continuity Management
BoD Board of Directors
CALMC Capital Allocation and Liability Management Committee
CALRMC Capital Allocation, Liability and Risk Management Committee
CC Compensation Committee
CCO Chief Compliance Officer
CEO Chief Executive Officer
CFCCC Conduct and Financial Crime Control Committee
CFO Chief Financial Officer
Chairman Chairman of the BoD of CSG and CS
COO Chief Operating Officer
Corporate The areas of responsibility allocated to the CFO, COO, GC,
Functions CRO, CCO, CTOO and Global Head of People
CRM Credit Risk Management
CRO Chief Risk Officer
CRU Capital Release Unit
CS Credit Suisse AG
CS AG Parent Credit Suisse AG incl. its branches and representative offices, but not its directly and indirectly held subsidiaries
CSG Credit Suisse Group AG
CTOO Chief Technology and Operations Officer
DIR Director
Divisional Divisional Chief Compliance Officers
CCOs
Divisions Wealth Management; Investment Bank; Swiss Bank;
Asset Management
DTTC Digital Transformation and Technology Committee
EMEA Region Europe, Middle East, and Africa
ExB Executive Board
ExB RMC ExB Risk Management Committee
FINMA Swiss Financial Market Supervisory Authority FINMA
GC General Counsel
GCB Group Conduct Board
GNC Governance and Nominations Committee
Group CSG and all its direct and indirect subsidiaries
IB Division Investment Bank
ICS Internal Control System
IT Information Technology
Major Credit Suisse (Schweiz) AG; Credit Suisse International;
Subsidiary Credit Suisse Holdings (USA), Inc.
MC Management Committee
MDA Managing Director Senior Advisor
MDR Managing Director
NCU Non-Core Unit
OGR Organizational Guidelines and Regulations

RC Risk Committee
Regional CEO Chief Executive Officer of a Region
Regional MC Management Committee of a Region
Regions Switzerland; EMEA; APAC; Americas
RMC Divisional Risk Management Committee
RPSC Risk Processes and Standards Committee
RWA Risk Weighted Assets
SAC Sustainability Advisory Committee
SB Division Swiss Bank
SOX United States Sarbanes-Oxley Act of 2002
VaR Value-at-Risk
VARMC Valuation Risk Management Committee
VP Vice President
WM Division Wealth Management
Notes:
■ The titles and functions used in this document apply to both genders.
■ The German version of these Regulations shall prevail in an event of any conflict of interpretation.

Preamble
Corporate governance
Together with the Articles of Association, the Code of Conduct, the BoD and Committee Charters, and the Compensation Policy, the OGR defines the corporate governance guidelines of the Group. These form the basis for effective and efficient corporate governance of the Group.
Group
The Group consists of CSG and all its direct and indirect subsidiaries, which together form one economic unit.
CSG
CSG is a holding company domiciled in Zurich, Switzerland. Its statutory purpose is to hold direct or indirect interest in all types of businesses in Switzerland and abroad, in particular in the areas of banking, finance, asset management and insurance. CSG sets standards for the Group to allow for an efficient and harmonized steering of the Group.
Governance principles
The governance of the Group is based on the principles of an integrated oversight and management structure with global scope. In particular, as an organization active in the financial services industry, Swiss regulatory principles of consolidated supervision apply to the Group governance and organization. Corporate bodies and officers are, subject to applicable local laws, regulations and best practice standards, bound to ensure transparency and collaboration throughout the Group, in particular through the appropriate flow of information and cooperation within and across all businesses and organizational structures. In addition, it is an important principle that conflicting interests shall, to the extent possible, be avoided, disclosed and aligned.
Business
The Group is engaged in the banking business, which is primarily performed through CS and its Major Subsidiaries. CS is domiciled in Zurich, Switzerland. The statutory purpose is the operation of a bank, and its scope of operations extends to all types of banking, financial, advisory, service, and trading activities in Switzerland and abroad. CS and its subsidiaries are provided with infrastructure and other services through the service company Credit Suisse Services AG, Switzerland.

Group structure
The Group is structured into four Divisions (Wealth Management; Investment Bank; Swiss Bank; and Asset Management), four geographic Regions (Switzerland; EMEA; APAC; and Americas) and Corporate Functions. In addition, there is a CRU for the purposes of releasing capital from non-core businesses. The Regions reinforce the Group’s integrated model of global businesses and support the Divisions and Corporate Functions across the various businesses, in particular in terms of market, client and talent development. In addition, the Regions oversee the legal entities, maintain the relationship with the regulators and ensure a robust risk-based control environment. The Corporate Functions provide products, infrastructure and services to the Divisions and Regions, as well as perform control activities independent from the Divisions and Regions. The Divisions and Regions coordinate their activities in collaboration with the Corporate Functions where appropriate.
Division Wealth Management
WM provides private banking and wealth management capabilities to clients globally (except United States of America).
Division Investment Bank
IB offers a broad range of financial products and services focused on client-driven businesses and also supports WM and its clients.
Financial products and services include global securities sales, trading and execution, capital raising and advisory services for clients such as financial institutions, corporations, governments, sovereigns, ultra-high-net-worth and institutional investors, including pension funds and hedge funds, financial sponsors and private individuals around the world.
Division Swiss Bank
SB provides domestic personal & business clients, private clients, corporate and institutional banking capabilities to clients in Switzerland.
Division Asset Management
AM provides investment solutions and services globally to a broad range of clients, including pension funds, governments, foundations and endowments, corporations and individuals.

Capital Release Unit
CRU comprises a NCU and the Group’s residual Securitized Products business. The NCU’s purpose is to release capital through the wind-down of non-strategic, low return and higher-risk business.

I. Introduction
1. Scope and content
1.1 The OGR establishes the duties and responsibilities of the BoD and its committees, the Chairman, the CEO, the ExB, and the ExB committees, as well as certain executive functions of the Group. It further establishes the duties and responsibilities of the Corporate Functions, the Divisional CEOs, the Divisional MCs, the Divisional RMCs, the Regional CEOs, the Regional MCs, and Internal Audit.
1.2 The OGR shall be applicable to CSG and CS. As long as the BoDs and ExBs of CSG and CS are mainly composed of the same persons, the meetings of the BoDs respectively ExBs shall be held for both companies simultaneously and with the same agenda, and the minutes of these meetings shall reflect the decisions taken for both companies, except for specific items which are different for each company (e.g. statutory financial statements, preparation of shareholder meetings). The same principle applies to the activities and meetings of the BoD and ExB committees.
1.3 To the extent permitted by local law and regulatory guidelines, the organizational regulations of the other direct and indirect subsidiaries and other enterprises owned or controlled by CSG shall reflect the same principles and rules as stated in this OGR.
1.4 CSG controls directly or indirectly all of its subsidiaries and sets standards for the Group to allow for an efficient and harmonized steering of the Group. Notwithstanding this, the legal independence of all subsidiaries and the provisions of applicable local laws, rules and regulations relating to them must be observed to the extent legally required. Each subsidiary may establish additional separate regulations to regulate business specific to such entity.
1.5 Governance bodies and officers are, subject to applicable local laws, rules and regulations, bound to ensure transparency and collaboration within the Group. Governance bodies and officers may have multiple responsibilities and reporting lines within the Group.
1.6 The responsibilities and authorities set out in these regulations including the annexes may only be delegated if expressly permitted herein or with the explicit approval or ratification by the BoD for a specific transaction or activity.
1.7 Notwithstanding any delegation of authority or approval process provided for in these regulations, no person shall participate in the approval, execution or implementation of any transaction (including the opening, closing or managing of a client’s account) or otherwise have any responsibility for or role in the execution or implementation of any such transaction, if such participation, responsibility or role would cause such person or any entity within the Group to violate any law or regulation to which such person or entity is subject.
1.8 CSG may allocate full management responsibility over its directly held subsidiaries to CS. The ExB shall decide to which extent they shall be integrated in CS’s management processes.

2. Approval procedures for urgent business matters
2.1 Should immediate action be required to ensure the conclusion of an urgent business matter, which lies in the authority of the BoD, provided that the BoD is not in a position to act in time (e.g. lack of a quorum) and there is no clear indication that the BoD would not approve the respective proposal, the matter may as an exception be approved by the Chairman. To the extent possible, available BoD members shall be consulted.
2.2 Should immediate action be required to ensure the conclusion of an urgent business matter which lies in the authority of a particular body or executive function, provided that the authorized body or executive function is not in a position to act in time and there is no clear indication that the business matter contains excessive risks or the authorized body or executive function would not approve the respective business matter, and there are no other instructions from the CEO or the responsible ExB member, the respective business matter may as an exception be approved by the body or executive function one level below the authorized body or executive function. In any event, the CEO or the responsible ExB member, to the extent possible, must be consulted.
2.3 If the procedure outlined in section 2.1 and 2.2 is applied, the BoD or the authorized body or executive function (as applicable) must be advised of such transaction or business matter at the earliest opportunity.

II. Board of Directors
3. Organization
3.1 The BoD shall consist of at least seven members. In this regard, the BoD considers the principle that the BoD should be of an appropriate size to ensure a qualified composition of the Committees on the one hand and an efficient decision making process on the other.
The BoD shall consist of at least a majority of independent directors as determined by the BoD taking into account the factors set forth below, the charters of the committees of the BoD and any applicable laws and regulations, in particular the SIX Exchange Directive on Information relating to Corporate Governance, the Swiss Code of Best Practice, the New York Stock Exchange Corporate Governance Listing Standards and the SOX rules.
3.2 In general, a director is considered independent, if he
■ is not, and has not been for the past three years, employed as an ExB member at CSG or any of its subsidiaries or in another significant function at the Group;
■ is not, and has not been for the past three years, an employee or affiliate of CSG’s external auditor;
■ does not, according to the BoD’s assessment, maintain a material direct or indirect business relationship with CSG or any of its subsidiaries which causes a conflict of interest due to its nature or extent;
■ is not, or has not been for the past three years, part of an interlocking directorate in which an ExB member serves on the compensation committee of another company that employs the BoD member.
BoD members with immediate family members who would not qualify as independent according to the above listed criteria shall be subject to a three-year cooling-off period for purposes of determining their independence after fulfilment of the independence criteria by the immediate family member.
3.3 The BoD shall discharge its responsibilities as a joint board or through committees elected by the AGM or appointed by the BoD respectively from among its members.
3.4 The BoD proposes to the AGM the election of the Chairman and appoints one or more vice-chairs and the chairs of the committees of the BoD from among its members for a term until the end of the next AGM.
3.5 The BoD may appoint a Lead Independent Director. If the Chairman is deemed non-independent by the BoD, the BoD must appoint a Lead Independent Director.
The Lead Independent Director primarily supports the Chairman in respect of the work of the BoD, mediates in cases of conflicts between the Chairman and the BoD and leads the performance assessment process of the Chairman.
The Lead Independent Director may convene for meetings without the Chairman being present.
3.6 The BoD shall designate one or more Secretaries who need not be a member of the BoD.
3.7 A member of the BoD shall generally retire at the AGM of the year in which he has been serving on the BoD for 12 years. Under certain circumstances, the BoD may extend the limit of terms of office for a particular member of the BoD for a maximum of three years.

3.8 Otherwise, the BoD shall organize itself.
4. Chairman
4.1 The Chairman – or in his absence one of the vice-chairs – presides over the meetings of the BoD. The Chairman shall prepare an agenda in advance of each meeting in coordination with the CEO.
4.2 The Chairman co-ordinates the work of the BoD and the committees and ensures that the BoD members are provided with timely information relevant for appropriately performing their duties and responsibilities.
4.3 The Chairman leads the preparations of the AGM and oversees the implementation of the resolutions taken by shareholders.
4.4 The Chairman challenges and supports the CEO and the ExB in developing the strategic business plans and financial objectives of the Group. The Chairman is also actively involved in establishing succession plans for the CEO and other key management positions. Within the scope of his duties of overall direction and supervision, the Chairman may attend meetings of the ExB, however not on a regular basis, but has no voting rights.
4.5 The Chairman represents the Group and the BoD to shareholders, clients, employees, and other stakeholders.
4.6 The Chairman is supported by the Chairman’s Office whose composition, duties and responsibilities he determines as deemed appropriate.
5. Responsibilities and authorities
5.1 The BoD shall be responsible for the overall direction, supervision and control of CSG, CS and its management. In particular, the members of the BoD shall jointly discharge the following actions:
5.1.1 determine the principal organization and governance of the Group;
5.1.2 establish general accounting, financial control and planning principles and policies;
5.1.3 prepare and approve the annual report, annual financial statements and the agenda of the AGM including the proposal by the BoD;
5.1.4 appoint or dismiss the CEO and the members of the ExB and grant them collective signing authority, exercisable jointly by two, for CSG and CS;
5.1.5 appoint or dismiss the Head of Internal Audit as well as appoint the regulatory auditor upon proposal by the AC;
5.1.6 approve the principles for the business policy, the objectives, the strategy, the annual business and financial plans including the principal risk management strategy for the business activities;
5.1.7 approve the risk management framework, annual risk appetite and the overall risk limits, including appetites for the strategic risk objectives, as well as specific appetites covering financial and non-financial risk;
5.1.8 approve the capital and liquidity planning, the liquidity risk tolerances, the liquidity management strategies and key liquidity policies including the Contingency Funding Plan;
5.1.9 approve country risk appetites upon proposal by the RC if not otherwise delegated (see annex A II);

5.1.10 perform and document a systematic risk analysis as the basis for an appropriate ICS and regularly review its appropriateness and efficiency;
5.1.11 supervise the implementation of appropriate processes and measures designed to ensure that employees on all levels are aware of and understand their responsibilities and tasks with regard to ICS processes;
5.1.12 approve the compensation principles, the Compensation Policy and key elements of management and employee compensation plans and amendments thereto and of significant fringe benefit or welfare plans;
5.1.13 set the overall amounts of compensation of the BoD and the ExB in accordance with Art. 20 Para. 1 of the AoA of CSG;
5.1.14 set the compensation of the individual BoD members, the CEO, and individual ExB members within the framework of the overall amounts that apply as per Art. 20 Para. 2 of the AoA of CSG;
5.1.15 approve the overall variable compensation pool and the key sub-pools;
5.1.16 appoint or dismiss the chair and the members of the BoD of the Major Subsidiaries and other subsidiaries of strategic importance of the Group and approve their remuneration, subject to local law and regulations. Guidelines for the nomination and the remuneration process shall be set forth in a policy;
5.1.17 approve the Recovery and Resolution Plans of the Group and the Major Subsidiaries in accordance with regulatory requirements;
5.1.18 approve actions and transactions and receive reports in accordance with Annex A.
6. Monitoring, access to information, reports
6.1 The BoD shall monitor that the CEO and the ExB pursue the business policy and strategy effectively and in accordance with all applicable laws, the AoA, the Code of Conduct and all additional internal regulations, and ensure compliance with applicable laws, rules and regulations.
6.2 The members of the BoD shall have access to all information concerning the Group as far as necessary to fulfil their duties as a BoD member. The Chairman approves requests made by a member of the BoD to review internal documents outside a BoD or committee meeting. BoD members with functional duties may review any internal documents at any time without the approval of the Chairman, if needed to fulfil their functional duties.
6.3 The BoD shall receive the following reports:
6.3.1 risk reports at least on a quarterly basis providing an overview on key changes in the risk profile;
6.3.2 monthly financial reports providing an overview on the financial performance (overall and on a divisional and regional basis), liquidity and capital adequacy;
6.3.3 regulatory reports, including the quarterly large exposure report, the annual Long Form Report issued by the external auditor, and reports on significant other regulatory issues as soon as practicable;
6.3.4 annual Comprehensive Auditor’s Report issued by the external auditor providing a summary of findings from the audits of the consolidated financial statements of CSG and CS;
6.3.5 annual Compliance Report, ICS Report, and Governance Report (including report on compliance with principles of consolidated supervision);

6.3.6 periodic reports on significant human resources matters;
6.3.7 other reports on material extraordinary events and actions taken as soon as practicable;
6.3.8 all information of Major Subsidiaries (e.g. minutes of the BoD, reports and other information prepared for management purposes).
6.4 The Chairman may request additional reports as deemed appropriate.
7. Committees
7.1 The BoD establishes the following regular committees composed by the members of the BoD and approves their charters:
■ the Governance and Nominations Committee
■ the Audit Committee
■ the Compensation Committee
■ the Risk Committee
■ the Conduct and Financial Crime Control Committee
■ the Digital Transformation and Technology Committee
The BoD may establish such other committees with such other charters as the BoD deems appropriate.
7.2 The committees shall consist of not less than three members and generally no more than half of the total number of BoD members.
7.3 With the exception of the CC, the members of the committees are appointed by the BoD at its constitutive meeting for a term until the end of the next AGM. Should the office of a member of a committee become vacant, the BoD may appoint a replacement from among its members for the remaining term of office. The committees shall organize themselves according to their charters.
7.4 The members of the CC are elected individually by the AGM for a term until the end of the next AGM. Should the office of a member of the CC become vacant, the BoD shall appoint a replacement from among its members for the remaining term of office. The CC shall organize itself according to its charter.
7.5 The chairs of the committees shall regularly inform the BoD on material matters discussed at the committee meetings.
8. Governance and Nominations Committee
8.1 The GNC shall generally consist of the Chairman, the Vice-Chair(s), the Lead Independent Director, the chairs of selected BoD committees and may also include additional BoD members. The GNC may include non-independent BoD members, however the majority of the members must qualify as independent. It shall establish its own charter to be submitted to the BoD for approval.
8.2 The GNC shall, in particular, have the following responsibilities:
8.2.1 act as counselor to the Chairman and facilitate the dialogue between the members of the BoD and the Chairman;

8.2.2 discuss with the CEO and assess any significant appointment proposal to be submitted to the BoD for approval, in particular appointments to the ExB and the appointment of the head of Internal Audit;
8.2.3 develop criteria and assess candidates for a BoD membership on the basis of a requirements profile drawn up by the GNC. The requirements profile for BoD candidates takes into account all applicable laws and provisions as well as aspects relevant for ensuring an appropriate degree of diversity. The GNC reviews both internal and external proposals and submits potential candidates to the BoD for proposal to the AGM;
8.2.4 ensure the maintenance of high standards of corporate governance and make proposals to the BoD on corporate governance issues, in particular BoD member independence, the adherence to corporate governance provisions applicable to individual BoD members and BoD committee composition.
9. Audit Committee
9.1 All members of the AC need to be independent in the meaning of article 3.2 of this OGR. The chair of the RC shall generally be appointed as one of the members of the AC. It shall establish its own charter to be submitted to the BoD for approval. The members of the AC shall satisfy all additional independence and qualification requirements as set forth in the charter of the AC. The composition of the AC shall differ sufficiently from the other committees.
9.2 The AC shall, in particular, have the following responsibilities:
9.2.1 review the annual report, the annual financial statements and related resolutions proposed for the AGM;
9.2.2 review the quarterly financial statements;
9.2.3 review the ExB’s report on internal controls over financial reporting (SOX 404) and the annual Compliance Report;
9.2.4 review the quality, independence and performance of the internal and external audit function;
9.2.5 take note of significant extraordinary reports submitted to regulators;
9.2.6 review the findings of Internal Audit and the external auditors and approve their annual audit objectives;
9.2.7 review and assess components of the ICS addressing compliance processes and controls;
9.2.8 review jointly with the RC the annual assessment of the adequacy and effectiveness of the ICS, the status of major infrastructure and committed change programs, as well as the control functions’ input into remuneration;
9.2.9 review jointly with the RC other significant matters of non-financial risk as appropriate;
9.2.10 submit to the BoD upon consultation of the GNC proposals for the appointment of the Head of Internal Audit;
9.2.11 propose the regulatory auditor for appointment by the BoD;
9.2.12 review reports by the GC on material legal and regulatory matters; and
9.2.13 review reports by the CCO on material compliance matters, including matters raised by way of the whistleblower process.

10. Compensation Committee
10.1 All members of the CC need to be independent in the meaning of article 3.2 of this OGR. It shall establish its own charter to be submitted to the BoD for approval.
10.2 The CC shall, in particular, have the following responsibilities:
10.2.1 review the Group’s compensation principles and submit them to the BoD for approval;
10.2.2 review the Group’s Compensation Policy and submit it to the BoD for approval;
10.2.3 discuss and determine amendments to existing or the establishment of new management and employee compensation plans and of significant fringe benefit or welfare plans and submit key elements of such plans and any significant amendments thereto to the BoD for approval;
10.2.4 propose compensation for the BoD members, the CEO and the ExB members (including newly appointed ExB members) for proposal to the AGM for approval;
10.2.5 review and propose the overall variable compensation pool and the key sub-pools to the BoD for approval and provide the BoD with a review of the compensation process on an annual basis;
10.2.6 review and approve the compensation proposals for other individuals (e.g. individuals classified as “Covered Employees”) as stipulated in the CC Charter;
10.2.7 receive periodic information on employee expense regulations;
10.2.8 inform the BoD on the decisions taken, review and propose any mandatory public disclosure of management compensation as well as the annual compensation report.
11. Risk Committee
11.1 With the exception of the chair of the RC, the RC may include non-independent BoD members, however the majority of the members must qualify as independent. The chair of the AC shall generally be appointed as one of the members of the RC. The RC shall establish its own charter to be submitted to the BoD for approval. The members of the RC shall satisfy all additional qualification requirements as set forth in the RC charter.
11.2 The RC shall, in particular, have the following responsibilities:
11.2.1 review and assess the integrity and adequacy of the risk management function of the Group, including risk measurement approaches;
11.2.2 review and calibrate:
■ the risk appetite at the level of the Group as well as at the level of key businesses considering capital, liquidity, funding, credit, market, model and climate risks, illiquid investment activities, and jointly with the AC, significant matters of non-financial risk as appropriate; and
■ major risk concentrations;
11.2.3 approve the list of countries to be monitored with internal country limits and propose the country risk appetites to the BoD insofar as this authority has not been delegated (see Annex A II);
11.2.4 assess the capital and liquidity planning and report to the BoD, review the Contingency Funding Plan and propose to the BoD for approval;
11.2.5 review regularly relationships with top clients and material transactions from a risk perspective;

11.2.6 review and assess the business continuity management, risk measurement and management with respect to the ICS, and annually the firm-wide risk management framework;
11.2.7 review jointly with the AC the annual assessment of the adequacy and effectiveness of the ICS, the status of major infrastructure and committed change programs, as well as the control functions’ input into remuneration;
11.2.8 review and assess the current state and evolution of the risk culture;
11.2.9 review the reports on material risk matters by the risk function, significant Group legal entities, Group business and Corporate Functions; and
11.2.10 mandate the Credit Risk Review function.
11a. Credit Risk Review
11a.1 Credit Risk Review is given its mandate from the RC to independently assess the Group’s credit risk management practices, identify issues impacting the quality of credit risk management, and report its findings to the RC.
11a.2 The Global Head of Credit Risk Review functionally reports to the chair of the RC, and the Credit Risk Review team administratively is part of the CRO function.
11a.3 The Global Head of Credit Risk Review is appointed by the RC, in consultation with the CRO.
11a.4 The RC approves the annual review plan, budget and compensation for the Credit Risk Review team.
11a.5 Credit Risk Review has unrestricted access to all information, systems, and employees required to fulfill its mandate.
11a.6 Credit Risk Review has the final decision on the reporting of credit risk related findings and risk rating changes as a result of its review process. Credit Risk Review shall prepare its reports independently, and the content of these reports will distributed to senior management and RC as set forth in the mandate.
12. Conduct and Financial Crime Control Committee
12.1 The CFCCC may include non-independent BoD members, however the majority of the members must qualify as independent. The chair of the AC shall generally be appointed as one of the members of the CFCCC. The CFCCC shall establish its own charter to be submitted to the BoD for approval.
12.2 The CFCCC shall, in particular, have the following responsibilities:
12.2.1 review the Group’s overall compliance framework for addressing financial crime risk;
12.2.2 assess the effectiveness of financial crime compliance programs, including those with respect to the following areas:
■ anti-money laundering;
■ client identification and know-your-client (KYC);
■ client on and off boarding;
■ politically exposed persons (PEP);
■ economic and trade sanctions;

■ anti-bribery and anti-corruption; and
■ client tax compliance.
12.2.3 review reports by the CCO and senior business leaders on material matters related to financial crime compliance, including matters concerning employee conduct;
12.2.4 review the findings of Internal Audit and the external auditors related to financial crime compliance;
12.2.5 in the compensation process, provide input to the CC with respect to relevant financial crime compliance issues, as well as provide support and advice to the CC;
12.2.6 conduct joint reviews with the AC and/or RC as appropriate.
13. Digital Transformation and Technology Committee
13.1 The DTTC may include non-independent BoD members. The DTTC shall establish its own charter to be submitted to the BoD for approval.
13.2 The DTTC shall, in particular, have the following responsibilities:
13.2.1 oversee and drive the strategic alignment of the Group’s technology investments and spend as well as the governance standards for digital transformation across the Group;
13.2.2 oversee the execution of the Group’s major digitalization and technology initiatives and tracks the progress made;
13.2.3 identify and assess opportunities and threats to the Group’s business model from the digital transformation;
13.2.4 work closely with the RC and AC in regards of overseeing technology-driven risks;
13.2.5 obtain independent external perspectives and thought leadership to select technology trends with impact on the Group and the financial services industry more broadly; and in relation to these trends, critically examine the strategies and activities within the Group;
13.2.6 review reports by the CTOO on material matters related to digital transformation and technology.
14. Sustainability Advisory Committee
14.1 The SAC is an interdisciplinary body, which acts as an advisor to the BoD. The SAC consists of no less than three BoD members, including the BoD Sustainability Leader. Additionally, the SAC includes the Chief Sustainability Officer and selected members of the Executive Board, two of which are the Group CEO and the CRO, and may include other members. The SAC shall establish its own charter to be submitted to the BoD for approval. Otherwise, the regulations regarding the committees shall be applicable mutatis mutandis.
14.2 The SAC shall support and advise the BoD as follows: (1) observation and assessment of the general business relevant environment and trends regarding sustainability; (2) development of recommendations to the BoD in relation to the execution of the Group’s sustainability strategy and targets; and (3) monitoring and assessing the effectiveness of the sustainability initiatives and programs within the Group.
14.3 The SAC shall have the right to obtain the necessary information from internal stakeholders of the Group and shall be empowered to engage with external experts.

III. Management organization
15. General provisions
15.1 The ExB shall have the overall responsibility for the operational management of the Group.
15.2 The businesses of the Group are managed through four Divisions. They are supported by designated Corporate Functions, which provide products, infrastructure and services to the Divisions, as well as perform control activities, independent from the Divisions. In addition, there is a CRU for the purposes of releasing capital from non-core businesses. The Regions reinforce the Group’s integrated model of global businesses and support the Divisions and Corporate Functions across the various businesses, in particular in terms of market, client and talent development. In addition, the Regions oversee the legal entities, maintain the relationship with the regulators and ensure a robust risk-based control environment. The Divisions and Regions coordinate their activities in collaboration with the Corporate Functions where appropriate.
16. Chief Executive Officer
16.1 The CEO shall be appointed by the BoD and may not be a member of the BoD.
16.2 The CEO shall, in particular, have the following authorities and responsibilities with the right to delegate the performance and implementation of such authorities and responsibilities further:
16.2.1 designate, upon consultation with and approval by the Chairman, a deputy who shall exercise all responsibilities and authorities in case the CEO may not be able to exercise his function;
16.2.2 establish a management organization that avoids the creation or appearance of conflicts of interests and enables the Group to effectively operate its businesses as one economic unit in accordance with the strategy approved by the BoD. In particular, he shall establish a risk management function, a legal function and a compliance function independent from any business line;
16.2.3 issue policies necessary for the management and operation of the Group, to the extent that this is not the responsibility of the BoD;
16.2.4 supervise the business activities and be responsible for the implementation of resolutions of the BoD and its committees;
16.2.5 approve actions and transactions and receive reports in line with annex A;
16.2.6 ensure that the reporting duties to the BoD and its committees as stipulated in sections 6.3 and 8 through 13 of this OGR as well as the applicable committee charters are fulfilled.
17. Executive Board
17.1 The ExB members are appointed by the BoD. In general, the ExB is composed of the Divisional CEOs, the Regional CEOs and the heads of the Corporate Functions. The CEO shall act as the chair of the ExB. Otherwise, the ExB shall organize itself.

17.2 The CEO shall have a right to veto any decision taken by the ExB. He shall inform the Chairman on any such vetoes.
17.3 The ExB shall, in particular, have the following authorities and responsibilities:
17.3.1 regularly review and co-ordinate significant initiatives, projects and business developments in and across the Divisions, Regions and Corporate Functions and reconcile any issues;
17.3.2 regularly review the consolidated and divisional financial performance;
17.3.3 establish annually the strategic business plans, performance targets and budgets, including resource allocation, for the Group as a whole, as well as the Divisions and the Regions, subject to approval by the BoD, and implement such plans;
17.3.4 grant corporate titles for CSG and CS and signatory power for CS in line with section 43;
17.3.5 approve the annual capital expenditure plan and establish the approval authorities for investments within the approved plan as well as extraordinary investments in line with section 15 of annex A;
17.3.6 approve key policies for the Group, in particular, the Group Policy on Inter-Company Guarantees and the Group Policy on Capital of Branches and Subsidiaries;
17.3.7 appoint the Group’s representatives in important commissions or organizations;
17.3.8 approve actions and transactions and receive reports in line with annex A.
17.4 Any member of the ExB must notify the CEO promptly and the ExB at the next opportunity of any extraordinary events or risks occurring in the course of ongoing business activities.
17.5 All board and similar mandates, held by a member of the ExB by virtue of that member’s office, shall be relinquished upon termination of service within the Group, unless otherwise determined by the GNC in consultation with the CEO.
18. ExB committees
The ExB establishes the following regular committees and approves their Terms of Reference:
■ the ExB RMC;
■ the Group CALMC;
■ the CS AG Parent CALRMC;
■ the VARMC; and
■ the GCB.
19. ExB Risk Management Committee
19.1 The ExB RMC shall consist of the members of the ExB and such other members as the CEO shall appoint. The CEO, CRO and CCO shall serve as co-chairs. Each of the co-chairs shall have a right to veto any decision taken by the ExB RMC individually and shall inform the RC chair on the respective matter in the event such veto is used. The ExB RMC shall generally meet on a monthly basis. Otherwise, the ExB RMC shall organize itself.
19.2 The ExB RMC may establish sub-committees to monitor specific risks or sub-committees within Divisions, Regions or subsidiaries and may delegate relevant authorities to these sub-committees as required. Such sub-committees inform the ExB RMC on a regular basis.

19.3 The ExB RMC shall approve actions and transactions and receive reports in line with annex A.
19.4 The ExB RMC shall approve all risk limit applications requiring final approval by the RC or the BoD.
19.5 The ExB RMC shall, in particular, have the following authorities and responsibilities:
19.5.1 steer and monitor the development and execution of the bank’s risk management strategy, in line with the risk management framework approved by the BoD;
19.5.2 review and approve risk appetite under ExB RMC authority and recommend approvals to the BoD. This covers financial and non-financial risks;
19.5.3 monitor risk appetite metrics, including limit breaches and remediation;
19.5.4 monitor and review the aggregate and top risk exposures as well as risk concentrations;
19.5.5 review the Group’s key businesses with focus on key risks and mitigation and monitor and review key risk trends and emerging risks;
19.5.6 review and assess the ICS;
19.5.7 review risk relevant regulatory developments, commitments and remediation; and
19.5.8 review and resolve risk escalations from any ExB RMC sub-committee or any ExB RMC member and escalate risk issues requiring additional oversight to the responsible BoD committee or to the full BoD.
20. Group Capital Allocation and Liability Management Committee
20.1 The CEO shall appoint the members of the Group CALMC, which shall include the CFO, CRO and the Divisional CEOs and may include other ExB members. The CFO shall serve as chair. The Group CALMC shall meet at least on a quarterly basis. Otherwise the Group CALMC shall organize itself.
20.2 The Group CALMC shall, in particular, have the following delegable authorities and responsibilities related to funding, liquidity and capital matters:
20.2.1 review the funding and balance sheet trends and activities;
20.2.2 plan and monitor regulatory and business liquidity requirements;
20.2.3 plan and monitor internal and regulatory capital adequacy as well as Leverage and RWA utilization including direct responsibility over central hedging activities and delegation authority on local hedging initiatives;
20.2.4 approve the Group Policy on Funding Authority in line with section 26.2.5;
20.2.5 review and propose the Group and CS AG Parent contingency funding plan for approval by the BoD;
20.2.6 be responsible for the interest rate risk in the banking books position taking and decides on changes to approaches related to the investments of own equity;
20.2.7 set targets, approve and review adherence to targets for capital allocation, funding, liquidity and capital management actions including the review and monitoring of share re-purchases;
20.2.8 maintain an optimized global booking model with established booking principles and review and challenge migration initiatives; and

20.2.9 oversees different initiatives focused on solving pre-defined areas negatively affecting our Group Effective Tax Rate and hence negatively affecting our Group Return on Tangible Equity.
21. CS AG Parent Capital Allocation, Liability and Risk Management Committee
21.1 The Head of Risk for CS AG Parent and Head of Treasury in CFO shall be appointed as members and co-chairs of the CS AG Parent CALRMC. Each of the co-chairs shall have a right to veto any decision taken by CS AG Parent CALRMC individually and shall inform the CRO and CFO on the respective matter in the event such veto is used. The CS AG Parent CALRMC shall meet at least on a bi-monthly basis. Otherwise, the CS AG Parent CALRMC shall organize itself.
21.2 The CS AG Parent CALRMC shall, in particular, have the following authorities and responsibilities related to capital management, liquidity management and risk management matters of CS AG Parent:
21.2.1 review and approve all risk limit applications for CS AG Parent requiring final approval by the BoD;
21.2.2 setting risk standards and strategies for CS AG Parent complementing the overall Group risk management with considerations regarding CS AG Parent-specific vulnerabilities;
21.2.3 review and resolve issues pertaining to risks of CS AG Parent escalated by the risk functions of any Division, Region, Corporate Function or branch. Provide notification of risk issues requiring additional oversight to the ExB RMC;
21.2.4 serve as the risk appetite authority for CS AG Parent and its branches, within the risk appetite approved by the BoD. Review the risk appetite with focus on the key risk types (1) Credit Risk, (2) Market Risk, (3) Non-Traded Market Risk, (4) Country Risk, (5) Business Risk, (6) Non-Financial Risk and (7) Enterprise Risk, including the dependencies with regulatory capital constraints;
21.2.5 monitor and review the CS AG Parent aggregate risk profile, in particular the CS AG Parent-specific vulnerabilities;
21.2.6 review elevated or emerging risks, in particular portfolio risks that can pose a threat to the CS AG Parent’s financial resilience;
21.2.7 monitor key risk trends and metrics, including limit breaches and remediation pertaining to CS AG Parent;
21.2.8 review the risks associated with key CS AG Parent-booked businesses and holding company activities with focus on CS AG Parent-specific vulnerabilities and mitigation;
21.2.9 review the capital, liquidity and funding trends and activities of CS AG Parent;
21.2.10 review the existing business booked into CS AG Parent to ensure the ability to generate an appropriate risk/return, subject to broader accounting, tax or other financial and/or capital objectives; and
21.2.11 review and challenge the Major Subsidiary financial and capital plans, including key risks and key dependencies, such as dividends or other capital repatriations from the Major Subsidiaries to CS AG Parent, ahead of approvals by the respective Major Subsidiary governance bodies.

22. Valuation Risk Management Committee
22.1 The CEO shall appoint a minimum of five members from the ExB and senior management to form the VARMC. The CFO shall generally be appointed as a member and chair the VARMC. Otherwise, the VARMC shall organize itself.
22.2 The VARMC shall, in particular, have the following delegable authorities and responsibilities: It regularly reviews the Inventory Valuation Reviews, establishes policies regarding the valuation of certain important assets and the policies and calculation methodologies applied in the valuation process, and monitors and assesses valuation risks.
23. Group Conduct Board
23.1 The CEO shall appoint a minimum of five members from the ExB and senior management to form the GCB. The Global Head of People, GC, CCO, CFO and CRO shall generally be appointed as members and the Global Head of People shall co-chair the GCB together with one of the other ExB members on an annually rotating basis. Otherwise, the GCB shall organize itself.
23.2 The GCB shall, in particular, have the following authorities and responsibilities:
23.2.1 establish and determine a governance framework for the management of conduct matters throughout the Group;
23.2.2 oversee the global disciplinary process, ensuring it is applied in a fair and consistent manner and ensuring cross-divisional and cross-regional harmonization and alignment;
23.2.3 review disciplinary measures and serve as the decision body for disciplinary matters escalated from the Divisions, Regions and Corporate Functions (subject to escalation to the ExB);
23.2.4 serve as a review panel to consider potential significant events and make recommendations to the CC on individual compensation outcomes;
23.2.5 review findings from conduct related investigations and consider these in the context of determining disciplinary outcomes;
23.2.6 report on progress to key stakeholders.
24. Other Committees
24.1 The CEO may establish further ExB committees if deemed appropriate.

IV. Corporate Functions
25. General provisions
25.1 While the Divisions and Regions remain responsible for certain critical operational functions, the Corporate Functions are consolidated at Group level.
25.2 The CEO allocates the management of such consolidated Corporate Functions to the CFO, the COO, the GC, the CRO, the CCO, the CTOO, and the Global Head of People.
25.3 The CFO, the COO, the GC, the CRO, the CCO, the CTOO, and the Global Head of People shall have the authority to issue policies for their respective functions as well as for areas where the execution of specific duties within their functions is allocated to the Divisions or Regions.
25.4 The CEO may designate other Corporate Functions and appoint the heads of such Corporate Functions.
26. Chief Operating Officer
26.1 The COO shall be appointed by the BoD and shall report directly to the CEO.
26.2 The COO shall, in particular, have the following authorities and responsibilities (“COO duties”), with the right to delegate the performance and implementation of such COO duties further:
26.2.1 establish an organizational basis to manage all administrative and operational matters of the Group, i.e. including in subsidiaries and branches, as well as all other business areas allocated to the COO;
26.2.2 support the CEO in the steering and strategic development of the Group;
26.2.3 lead operational and cost transformation programs;
26.2.4 manage Group programs focusing on key front-to-back value chains, organizational design (together with the Global Head of People), Group wide efficiencies (together with CFO), as well as oversight of the operational and capital expenditure strategy (together with CTOO and CFO);
26.2.5 oversee the change portfolio strategy and prioritization, including execution of key investment programs and continuous improvement of the change management process and assurance of a holistic Group wide perspective across lines of defense;
26.2.6 manage the Group wide shared services functions, Group Business Support Services and Procurement;
26.2.7 manage the Group functions of Global Sustainability, Global Marketing, Corporate Communications and Group Strategy & Development;
26.2.8 facilitate collaboration between the COO functions of the Divisions, Regions and Corporate Functions, in alignment with the respective Divisional and Regional CEOs and Corporate Function Heads; and
26.2.9 execute other responsibilities delegated by the BoD or the CEO.

27. Chief Financial Officer
27.1 The CFO shall be appointed by the BoD and shall report directly to the CEO.
27.2 The CFO shall, in particular, have the following authorities and responsibilities (“CFO duties”), with the right to delegate the performance and implementation of such CFO duties further:
27.2.1 establish an organizational basis to manage all financial matters of the Group, i.e. including in subsidiaries and branches, as well as all other business areas allocated to the CFO;
27.2.2 establish a controlling, accounting, product control, tax, treasury and investor relation function;
27.2.3 ensure transparent and timely financial reporting (accounting policies, statutory and consolidated financial statements) internally as well as to the public and regulators in line with legal and regulatory requirements as well as best practice;
27.2.4 ensure together with the GC, CRO and CCO that all regulatory reports are filed on a timely basis;
27.2.5 develop and propose to the Group CALMC for approval the Group Policy on Funding Authority defining in particular the authorities and responsibilities for:
■ the use of money market and capital market instruments and derivatives for the management of the balance sheet;
■ the use of capital market transactions, the issuance and sale of notes, bonds, preferred shares and similar securities;
■ the issuance of structured notes; and
■ borrowings by the Group.
27.2.6 manage regulatory and business liquidity and capital adequacy within the general bands set by the regulators, the BoD and the ExB RMC;
27.2.7 Establish and manage the CRU, which shall be overseen by a CRU Executive Committee, chaired by the CFO and consisting of the Head of the CRU, the Head of Securitized Products and other senior managers. The primary authorities and responsibilities of the CRU are to:
■ execute measures to release capital from the NCU portfolio of non-strategic, low return assets;
■ oversee the residual trading assets from the Securitized Products business in accordance with the terms and conditions defined in the relevant agreement(s); and
■ manage the Group’s Legal Entity Program and other activities within the scope of the CRU.
27.2.8 approve actions and transactions and receive reports in line with Annex A;
27.2.9 appoint and oversee the divisional and regional CFOs; and
27.2.10 execute other responsibilities delegated by the BoD or the CEO.
28. General Counsel
28.1 The GC shall be appointed by the BoD and shall report directly to the CEO.
28.2 The GC shall have all necessary authorities for legal matters within the Group. In particular, the GC shall have the following authorities and responsibilities (“GC duties”), with the right to delegate the performance and implementation of such GC duties further:
28.2.1 establish an organizational basis for the management of all legal matters of the Group, i.e. including in subsidiaries and branches, independent from any business line;

28.2.2 manage the Global Litigation and Investigations function, responsible for handling affirmative and defensive civil litigation, arbitrations, and mediations, as well as regulatory and governmental inquiries, investigations and enforcement proceedings and for conducting internal investigations, in conjunction with the CCO Investigations function as deemed appropriate;
28.2.3 manage Public Policy and – together with the responsible Regional CEO – Regulatory Affairs;
28.2.4 be responsible for the representation of the Group vis à vis the lead regulators (excluding CRO related matters; see section 28, and CFO related matters; see section 26) and coordinate with the CCO and Regional CEOs the representation of the Group vis à vis other regulators and governmental authorities;
28.2.5 ensure, together with the CFO, CCO and CRO function that all regulatory reports are filed on a timely basis;
28.2.6 ensure, together with the Divisional CEOs, the Regional CEOs, the CCO and CRO that all license requirements are continuously adhered to;
28.2.7 manage security services;
28.2.8 appoint and oversee the divisional and regional GCs;
28.2.9 execute other responsibilities delegated by the BoD or the CEO.
29. Chief Risk Officer
29.1 The CRO shall be appointed by the BoD and shall report directly to the CEO.
29.2 The CRO shall, in particular, have the following authorities and responsibilities (“CRO duties”), with the right to delegate the performance and implementation of such CRO duties further:
29.2.1 establish an organizational basis to manage all financial and non-financial risk management matters of the Group, i.e. including in subsidiaries and branches, and also including an appropriate credit risk management, market risk management, liquidity risk management, and non-financial risk management function, all of which shall be independent from any business line;
29.2.2 establish a risk reporting system that ensures, in particular, that relevant information on the risk portfolio is provided to the ExB on a regular basis;
29.2.3 designate a Chief Credit Officer, who shall have the authority to approve actions and transactions with material impact on global portfolio limits, in line with the credit risk policy;
29.2.4 appoint and oversee the Divisional and Regional CROs, who shall have the authority to approve actions and transactions in line with Annex A;
29.2.5 represent the Group vis-a-vis the lead regulators in technical risk management related matters;
29.2.6 ensure, together with the CFO, CCO and the GC that all regulatory reports are filed on a timely basis;
29.2.7 ensure, together with the Divisional CEOs, the Regional CEOs, the CCO and GC, that all license requirements are continuously adhered to;
29.2.8 establish a RPSC and appoint its chair and members. The RPSC shall, in particular, have the following authorities and responsibilities:
■ review major risk management processes;

■ issue general instructions, standards and processes concerning risk management;
■ approve material changes in market, credit and operational risk management standards and policies and related methodology with notification to the ExB RMC and the chairman of the RC;
■ review and approve procedures for analyzing and monitoring the risk portfolio;
■ review and approve risk measurement principles and key parameter changes; and
■ review and approve the standards for the computation of the amount of risk capital for all types of transactions.
29.2.9 approve actions and transactions and receive reports in line with annex A;
29.2.10 facilitate that the risk governance bodies of the Major Subsidiaries determine their respective governance framework for the adoption of global policies and for the issuance of subsidiary specific policies;
29.2.11 execute other responsibilities delegated by the BoD or the CEO.
30. Chief Compliance Officer
30.1 The CCO shall be appointed by the BoD and shall report directly to the CEO.
30.2 The CCO shall, in particular, have the following authorities and responsibilities (“CCO duties”) with the right to delegate the performance and implementation of such CCO duties further:
30.2.1 establish an organizational basis to manage all compliance matters of the Group independent from any business line;
30.2.2 establish a compliance reporting system that ensures that relevant information on compliance matters is provided to the ExB on a regular basis;
30.2.3 set global compliance standards, frameworks and policies, and oversee global compliance programs and compliance risk monitoring, including setting standards for adherence to the principles of consolidated supervision and overseeing their implementation;
30.2.4 coordinate together with the GC, the Divisional CEOs and the Regional CEOs the representation of the Group vis-a-vis other regulators and authorities in Regions where Regulatory Affairs is not present or does not hold the day-to-day relationship;
30.2.5 ensure, together with the CFO, CRO and the GC that all regulatory reports are filed on a timely basis;
30.2.6 ensure together with the Divisional CEOs, the Regional CEOs, CRO and GC that all license requirements are continuously adhered to;
30.2.7 appoint and oversee the CCOs for each Division and Region, Financial Crime Compliance, and Central Compliance;
30.2.8 execute other responsibilities delegated by the BoD or the CEO.
31. Chief Technology and Operations Officer
31.1 The CTOO shall be appointed by the BoD and shall report directly to the CEO.
31.2 The CTOO shall, in particular, have the following authorities and responsibilities (“CTOO duties”), with the right to delegate the performance and implementation of such CTOO duties further:

31.2.1 establish an organizational basis to manage all IT matters and deliver and maintain effective IT solutions for critical business initiatives within the Group, i.e. including subsidiaries and branches;
31.2.2 drive and manage the digital transformation of the Group;
31.2.3 be responsible for the new business process and policy;
31.2.4 run global operations;
31.2.5 be responsible for BCM;
31.2.6 appoint and oversee the divisional and regional CTOO functions;
31.2.7 execute other responsibilities delegated by the BoD or the CEO.
32. Global Head of People
32.1 The Global Head of People shall be appointed by the BoD and shall report directly to the CEO.
32.2 The Global Head of People shall, in particular, have the following authorities and responsibilities (“People duties”), with the right to delegate the performance and implementation of such People duties further:
32.2.1 establish an organizational basis to manage all People matters of the Group, i.e. including in subsidiaries and branches, as well as other business areas allocated to the Global Head of People;
32.2.2 be responsible, together with the Divisional CEOs, the Regional CEOs and heads of the Corporate Functions, for the implementation of all Group policies related to People, as well as to ensure ethical value and professional standards (Code of Conduct);
32.2.3 appoint and oversee the divisional and regional heads of People;
32.2.4 execute other responsibilities delegated by the BoD or the CEO.

V. Divisions
33. General provisions
33.1 While the CEO and the members of the ExB have the overall management responsibility for the Group, the responsibility for the operational management of the Divisions and the subsidiaries and branches, for which the management has been allocated to the Divisions, lies with the Divisional CEOs.
33.2 The Divisional CEOs shall establish for their Divisions their own MC. They shall be responsible for establishing an efficient organizational and management structure in the Division. The Divisional CEO consults with the ExB prior to making significant changes to the organizational and management structure in the Divisions.
34. Divisional CEOs
34.1 The Divisional CEOs shall be appointed by the BoD and report directly to the CEO.
34.2 The Divisional CEOs shall be responsible for the operational management of the businesses and subsidiaries and branches allocated to their Division. They shall, in particular, have the following authorities and responsibilities (’Divisional CEOs duties’) with the right to delegate the performance and implementation of such Divisional CEOs duties further:
34.2.1 establish an adequate organizational basis to manage the divisional businesses and subsidiaries and branches allocated to such Division; with regard to the subsidiaries and branches they shall consult with the responsible Regional CEO;
34.2.2 appoint the managers of the divisional business areas;
34.2.3 receive reports and manage matters escalated from the divisional business areas;
33.2.4 issue policies, in coordination with the CCO, necessary for the management and operation of the Division, to the extent that it is not the responsibility of the BoD, the CEO or the ExB;
34.2.5 actively co-ordinate business activities with the other Divisional CEOs, the responsible Regional CEOs and the responsible Business Heads;
34.2.6 coordinate with the GC and the responsible Regional CEOs the representation of the Group vis à vis other regulators and authorities in regions where Regulatory Affairs is not present in the respective region or does not hold the day-to day relationship;
34.2.7 ensure, together with the GC, the CCO, the CRO and the responsible Regional CEOs that all license requirements are continuously adhered to; and
34.2.8 execute other responsibilities and authorities delegated by the BoD or the CEO.

35. Divisional Management Committee
35.1 The Divisional MC shall consist of the Divisional CEO and other members from Divisional management appointed by the Divisional CEO upon consultation with and approval by the CEO. The Divisional CEO shall act as the chair of the MC. Otherwise, the MC shall organize itself.
35.2 The Divisional MC shall, in particular, have the following delegable authorities and responsibilities:
35.2.1 regularly review and co-ordinate significant initiatives, projects, and business developments in the Divisions and efficiently reconcile any arising issues; and
35.2.2 develop the divisional strategic business plan and budget for approval by the ExB.
35.3 Any MC member must notify the Divisional CEO promptly and the MC at the next opportunity of any extraordinary risks occurring in the course of ongoing business activities.
36. Divisional Risk Management Committee
36.1 The Divisional CEO shall establish a Divisional RMC for his area of responsibilities, which shall consist of the Divisional Head, members from the Divisional MC, selected members of senior management as well as representatives from relevant Regions and Corporate Functions. The Divisional RMC may hold meetings jointly with other Divisional RMCs and/or RMCs of the major subsidiaries. Other than that, the Divisional RMC may organize itself.
36.2 The Divisional RMC shall, in particular, have the following delegable authorities and responsibilities:
36.2.1 regularly review and discuss Division specific market and credit risk matters;
36.2.2 perform tasks delegated to it by the ExB RMC;
36.2.3 set limits to control or cap businesses as appropriate;
36.2.4 regularly review and discuss Division specific operational risks, legal and compliance issues and internal control matters if these tasks are not performed by another divisional committee;
36.2.5 ensure that significant divisional risks are escalated to the ExB RMC or other bodies at CS level as appropriate.

VI. Regional management
37. General provisions
37.1 Each of the four geographic regions (Switzerland, EMEA, APAC, Americas) is led by a Regional CEO. Given the particular position as home market of the Group, supplementary regulations may be set forth for the Region Switzerland, which may also deviate from the following regulations. They need to be approved by the ExB.
37.2 The Regional CEOs shall establish their own Regional MCs. They are responsible for an efficient organizational and management structure in the Region. The Regional CEOs consult with the ExB prior to making significant changes to the organizational and management structure in the Regions.
38. Regional Chief Executive Officer
38.1 The Regional CEOs shall be appointed by the BoD and shall report directly to the CEO.
38.2 The Regional CEOs shall, in particular, have the following authorities and responsibilities (“Regional CEO duties”) as it relates to their Region with the right to delegate the performance and implementation of such Regional CEO duties further:
38.2.1 issue policies necessary for the management and operation of their Region, to the extent that it is not the responsibility of the BoD, the CEO, the ExB or a Division and to the extent it does not concern the responsibility of a Corporate Function;
38.2.2 be responsible for the management of the Region and establish an appropriate management organization for the countries, subsidiaries and branches in their Region. Appoint, upon consultation and approval by the CEO, the country heads and appoint and oversee the management of the subsidiaries, branches and representative offices;
38.2.3 determine – together with the Divisional CEOs concerned and within the overall risk limits framework as approved by the BoD – the risk limits for countries with an increased risk profile in their Region and be responsible for monitoring such risk limits;
38.2.4 receive reports and manage matters escalated from the countries, subsidiaries, branches and representative offices in their Region;
38.2.5 foster the business development of the Group in their Region by driving and coordinating cross-divisional collaboration, as well as by fostering business growth and key client coverage in their Region;
38.2.6 oversee risk management activities in their Region, and decide – together with the Divisional CEOs concerned – in particular on sensitive transactions and the on-boarding of high-risk clients. In addition, review – together with the Divisional CEOs concerned – high-risk client relationships over the life cycle. Coordinate any necessary action with the Divisions and Corporate Functions concerned;
38.2.7 represent the Group vis-a-vis authorities and key clients in their Region, individually or jointly with divisional or Corporate Functions representatives as appropriate;

38.2.8 have ultimate responsibility for Legal Entity oversight and the relationship with regulators in their Region, with the exception of the relationship vis-a-vis the lead regulator (see also sections 27.2.4 and 29.2.4); responsible – together with the GC – for regulatory affairs in their Region;
38.2.9 decide – together with the Divisional CEO concerned – on hires or dismissals of employees with key functions (e.g. employees classified as “material risk takers and controllers”) in their Region, including promotion, variable compensation and disciplinary measures of such individuals;
38.2.10 are responsible – in close cooperation with the Divisional CEOs and the Global Head of People - for the Regional leadership bench and talent strategy in their Region; ensure a consistent employee value proposition and an adequate firm-wide corporate culture in their Region.
39. Regional Management Committee
39.1 The Regional MCs shall consist of the Regional CEO and representatives of the Divisions, Corporate Functions, significant subsidiaries and country management appointed by the Regional CEO upon consultation with and approval by the CEO. The Regional CEO shall act as the chair of the Regional MC. Otherwise the Regional MC shall organize itself.
39.2 The regional MC shall, in particular, have the following authorities and responsibilities:
39.2.1 regularly review and co-ordinate significant cross-divisional initiatives, projects, business developments in their Region and efficiently reconcile any arising issues;
39.2.2 regularly review and assess regulatory and Legal Entity oversight;
39.2.3 provide the Divisions with information relevant for the strategic business plan and financial plans.
39.3 Any Regional MC member must notify the Regional CEO promptly and the Regional MC at the next opportunity of any extraordinary risks occurring in the course of ongoing business activities.

VII. Subsidiary and branch governance
40. General provisions
40.1 Governance of Group subsidiaries and branches is based on the principles of consolidated supervision and an integrated oversight and management structure with global scope.
40.2 Subject to the applicable local laws, regulations and best practice standards, directors and officers of Group subsidiaries and branches are bound to ensure transparency and collaboration throughout the Group, in particular through the appropriate flow of information and cooperation within and across all business and organizational structures.
41. Subsidiary governance
41.1 The BoD designates those subsidiaries through which, collectively, the majority of the Group’s banking operations are conducted, as Major Subsidiaries, and in agreement with the CEO and consistent with applicable local law and regulations, may allocate certain responsibilities to these Major Subsidiaries.
41.2 The BoD approves the nominations and dismissals of the members of the board of the Major Subsidiaries and approves their remuneration. Major Subsidiaries shall furthermore be subject to a set of minimum governance standards, which are periodically reviewed and approved by the BoD.
41.3 Each Major Subsidiary shall have its own governance documents. These shall comply with all applicable local law and regulations and, to the extent possible, be consistent with the same principles and rules as stated in this OGR.
41.4 In order to ensure a transparent flow of information, meeting documentation and other information prepared for management purposes of Major Subsidiaries shall be shared with the supervisory and management bodies of the Group.
41.5 Further, CSG shall be informed about any material matter of a Major Subsidiary. Prior to a substantial decision of a Major Subsidiary, CSG shall be consulted at the earliest opportunity as specified by the governance documents of the relevant subsidiary.
41.6 The BoD may at any time define certain other subsidiaries and governance bodies as strategically important. They are – mutatis mutandis – subject to the regulations set forth in this section.
42. Branch governance
42.1 The ExB shall determine the governance and oversee the management of the Group’s branches and representative offices, in line with applicable legal and regulatory requirements.
42.2 The Regional CEO of the Region, in which the branch is operating, shall determine the reporting lines for Branch Managers and the responsibility for the management of the branch’s business operations;
42.3 The Regional CEOs consider size and complexity of the branch’s organization and the materiality of its business operations. The ExB may classify branches with the most material operations as “Material Branches”. They are subject to a set of minimum governance standards. The ExB may apply the same or other governance standards for other branches.

42.4 With respect to the management and oversight of the Material Branches, the following minimum governance standards shall apply:
42.4.1 the Regional CEO of the Region, in which the branch is operating, shall, upon consultation with the ExB, appoint the general manager of the branch (the “Branch Manager”). The Regional CEO shall serve as line manager to these Branch Managers or may delegate this responsibility. Branch Managers shall generally not also serve as officers of a Major Subsidiary or in a control function role. Branch Managers shall have the authority and responsibility for the management of branch matters and escalation of such to the Regional CEO or delegate;
42.4.2 the relevant Corporate Functions shall, upon consultation with the Branch Manager and, if appropriate, the Regional CEO or delegate, appoint a Branch CRO, CFO, CCO and GC, and may appoint other officers;
42.4.3 the Branch Manager shall establish a Branch Management Committee and, together with the Branch CRO, a Branch Risk Management Committee. The Branch Manager may establish further branch committees;
42.4.4 the responsibility for capital, liquidity and financial matters of the branches shall be with the CFO function; and
42.4.5 the mandates of the Branch Managers and other Branch management functions of the Material Branches may be defined in further detail, subject to approval by the ExB.
42.5 For branches not designated as material branches and representative offices, the Regional CEO of the Region, in which the branch or representative office is operating, shall appoint the Branch Manager or head of the representative office.

VIII. Internal Audit
43. Internal Audit
43.1 Internal Audit shall systematically, objectively and independently assess whether major risks are appropriately identified and managed, the internal control system is effective, the governance processes established ensure compliance with applicable policies, laws and regulations, and management performs efficient monitoring and oversight.
43.2 Internal Audit is mandated by and reports to the AC. The Head of Internal Audit shall report directly to the chair of the AC. The Head of Internal Audit shall have unrestricted access to all information and all employees as it is required to perform his tasks.
43.3 The Head of Internal Audit shall be appointed by the BoD upon proposal by the AC and upon consultation by the GNC.
43.4 The authorities and responsibilities as well as the working procedures of Internal Audit shall be outlined in the charter of the AC and the Regulations for Internal Audit as adopted by the AC.
43.5 Internal Audit shall prepare its reports independently. The reports shall be distributed to executive bodies and ExB members as set forth in the Regulations for Internal Audit.
43.6 As set forth in the charter of the AC and in the Regulations for Internal Audit Internal Audit shall regularly submit reports to the AC on significant findings, the achievement of its annual audit objectives, and other matters as deemed appropriate.
43.7 Any member of the ExB may submit a request to the chair of the AC or, in his absence, to the Chairman, for Internal Audit to carry out a special project or investigation.

IX. Special provisions
44. Conflicts of interest
44.1 The members of the BoD, the ExB, the Divisional and Regional MCs, the MCs of the Corporate Functions and all committees named herein are obliged to preserve the interests of the Group.
44.2 Conflicts of interest of a personal nature, private or professional, potential conflicts of interest and even the appearance of conflicts of interest should be avoided. Any conflicts of interest with respect to a particular transaction, including conflicts of interest of persons or companies with whom the member has close personal relations, should be disclosed to the chair of the relevant body prior to the resolution process for such transaction. The affected member shall not become involved in the resolution process for such transaction.
44.3 With respect to conflicts of interest arising because a member of a body is also a member of another body or company within the Group, which is involved or affected by the transaction or matter to be decided, the following principles shall apply:
44.3.1 the member concerned shall disclose the conflict of interest and a personal assessment thereof in advance to the chairman of the relevant body and subsequently to that body itself unless this is obvious;
44.3.2 the relevant body shall take the interest of the other body or company into consideration and make reasonable efforts to find a solution that aligns the common interests of both bodies or companies as much as possible; and
44.3.3 if no solution according to OGR 44.3.2 can be found, the conflicted member shall generally abstain from voting.
45. Titles, signing authorities and Powers of Attorney
45.1 Corporate titles of the Group and signing authority on behalf of CS
45.1.1 The BoD appoints the CEO and the members of the ExB and grants them full signing authority exercisable jointly by two.
45.1.2 The ExB promotes MDR, MDA, DIR, VP, AVP, ASO and ANL.
45.1.3 The ExB may grant joint signing authority to MDR, MDA, DIR and VP in line with the AoA of CS.
45.1.4 The ExB may grant joint power of procuration (dual authorization) (i.e. Prokura according to Art 458ff of the Swiss Code of Obligations) to AVP, ASO and ANL in line with the AoA of CS.
45.1.5 The ExB may grant limited signing authority (dual authorization) in the form of a commercial mandate (i.e. Handlungsvollmacht according to Art 462 of the Swiss Code of Obligation) to employees without a corporate title.
45.1.6 The ExB may establish policies to further detail signing authorities.

45.2 Special provisions for signing authority on behalf of CSG
45.2.1 The approval of any signing authority (joint signing authority, joint power of procuration and commercial mandates) on behalf of CSG are approved by the BoD.
45.3 Functional titles
45.3.1 The ExB shall establish a policy to guide the use of functional titles within the Group.
45.4 Powers of Attorney
45.4.1 Powers of Attorney may be granted as set forth below to third parties, who may also be employees of the Group, authorizing such third parties to individually or jointly execute documents or take other actions in connection with actions and transactions approved consistent with the OGR.
45.4.2 Members of the ExB or the Divisional and Regional MC as well as the heads of the Corporate Functions and their direct reports may, jointly by two, grant Powers of Attorney or
■ designate certain employees with a corporate title of AVP or higher in the GC area to be authorized to grant, jointly by two, Powers of Attorney on behalf of CSG or CS. This primarily applies to the granting of Power of Attorney in legal proceedings;
■ designate certain employees with a corporate title of VP or higher in the Divisions, Regions or Corporate Functions to be authorized to grant, jointly by two, Powers of Attorney on behalf of CSG or CS. This applies to the granting of Power of Attorney not related to legal proceedings.
45.4.3 Powers of Attorney for the acts of any branch of CS outside Switzerland may be granted by two authorized signatories of such branch, one of which must be the branch manager or an MDR.
46. Meetings and minutes
46.1 Meetings of the BoD and its Committees
46.1.1 The BoD shall hold at least six ordinary meetings per year. The frequency of the meetings of the committees of the BoD shall be defined in the charter of the respective committee.
46.1.2 Extraordinary meetings of the BoD and its committees shall be held upon request by the chair of the respective body or any other member.
46.1.3 The meetings shall be called by the respective chair; sufficient notice of meetings shall be given prior to the meeting date and shall contain the items on the agenda.
46.1.4 The BoD and each committee shall designate a secretary who need not be a member of such body.
46.1.5 Preparatory documents for the meeting shall be made available in a timely manner. In principle, business matters asking for a formal decision may not be decided upon without advance documentation.
46.1.6 The respective chair shall decide as to the attendance of ExB members and senior management members at meetings.
46.1.7 Subject to statutory provisions to the contrary, the majority of the members of the respective body must be present for the purpose of passing resolutions. Participation via telephone or video-conference is permitted and deemed as attendance, whereby personal presence is preferred.

46.1.8 A majority of the members of the BoD must be present in order to pass resolutions. The majority of the votes of the members present shall be necessary to pass a resolution. In the event of deadlock, the chair of the meeting shall cast the deciding vote.
46.1.9 Resolutions of the BoD or a committee may also be passed by way of written consent provided the text of the resolution is sent to all members of the respective body and provided that a majority of the members cast a vote. The procedure for circular resolutions should be restricted to the following cases: administrative and routine matters, matters of increased urgency, and matters with respect to which the core content has already been discussed by the BoD. Any member shall have the right to request, within the period stipulated for the vote, that the matter be discussed in a meeting.
46.1.10 The minutes of the BoD and its committees shall document all decisions made and reflect in a general matter the considerations made which led to the decisions taken.
46.1.11 The minutes of the BoD and its committees shall be signed by the chair and the secretary of the respective body. They shall be made available for review prior to the next meeting and approved thereat.
46.2 Meetings of ExB and other bodies reflected in the OGR
46.2.1 The CEO and the respective chair determine the frequency of meetings of the ExB and other bodies reflected in this OGR.
46.2.2 The ExB and other bodies reflected in the OGR may, unless otherwise instructed by the CEO or the respective chair or without being explicitly requested by an ExB member, record the resolutions only.
46.2.3 Otherwise the rules set out above for the meetings of the BoD and its committees shall in analogy be applicable to the meetings of the ExB and other bodies reflected in the OGR.
46.2.4 A majority of the members of the ExB and its committees must be present in order to pass resolutions. The majority of the votes of the members present shall be necessary to pass a resolution.
47. Financial year
The financial year is identical with the calendar year (1st of January until 31st of December).

Annex A – Approval authorities
I. Authority for credit transactions and credit limits
1. General provisions
1.1 The management of credit risk is a joint responsibility between the Divisions and CRM. The ultimate credit risk decision generally lies with the Division, with CRM intervention being necessary in cases of material impacts on global portfolio limits. After credit assessment and endorsement by the respective front management, all credit exposures require approval under the authorities designated by the CRO, the Chief Credit Officer and Divisional CROs (subject to the provisions set out below). CRM can delegate authorities for the approval of credit transactions with fully standardized approval procedures to defined individuals from the front organization.
1.2 The CRO establishes and approves the Global Credit Risk Policy. The Chief Credit Officer –in consultation with the CRO – details the Global Credit Policy further by establishing divisional sub-policies.
1.3 All loans and other credit limits must be approved and documented and periodically reviewed in an independent credit review process in accordance with the policies set forth by the Chief Credit Officer.
1.4 The total credit limit for a client, or in the case of client groups, the aggregate of all total credit limits or transactions is relevant for the determination of the approval authority. This does not apply to credit transactions for which the CRM sets up fully standardized procedures for approval by representatives of the relevant front organization.
2. Approval authorities
2.1 The Chief Credit Officer has approval authority up to USD 3bn. Credit limits and underwritings exceeding this threshold are to be approved by the CRO.
2.2 The Divisional CROs have approval authority up to USD 2bn for investment grade and USD 1.5bn for non-investment grade.
2.3 Upon consultation with the CRO, the Chief Credit Officer shall establish a policy outlining the approval limits to be delegated to credit specialists, special managing bodies within CRM or defined representatives of the front organization. The maximum limit to be delegated may not exceed USD 2bn in aggregate. The policy shall also regulate the approval authorities establishing provision on credit positions, other actions in connection with credit recovery situation, temporary limit excesses and account overdrafts.
2.4 Upon consultation with the Chief Credit Officer, the Divisional CROs shall establish a policy outlining the approval limits to be delegated to credit specialists in their respective Divisions.
2.5 Any transaction which results in a counterparty exposure exceeding 25% of the available CET1 capital is subject to review by the CFO.

2.6 The anticipated hold level for underwritings is generally to be achieved within 90 days but may vary depending on the nature of the transaction. During a prescribed period, underwriting positions may be exempt from certain limits if approved by the ExB RMC or its delegates.
2.7 The RC may temporarily approve higher approval authorities.
2.8 Subject to the endorsement by the CRO, the Divisional CROs shall establish, in accordance with OGR section 2.2, the authority for approving urgent credit transactions for their respective Divisions.
II. Authority for country risk appetites
3. Approval authorities
3.1 For the countries determined by the BoD according to section 5.1.9 of this OGR country risk appetites shall be approved at least on an annual basis. Approval authority for the country risk appetites is governed as follows:
3.1.1 Upon recommendation of the RC, the BoD approves the list of countries where authorities are delegated.
3.1.2 Approval of country risk appetites by the BoD is to be given upon the recommendation of the RC.
3.1.3 An overall Group Reserve may be established and is governed by the ExB RMC, which may further sub-delegate the authority.
3.1.4 Allocation of country risk appetites to the Divisions is determined by the ExB RMC, which may further sub-delegate the authority.
3.2 The country ratings are approved by the Group Chief Credit Officer.
III. Trading activities
4. Trading activities
4.1 The ExB RMC may establish trading risk and position limits for the Divisions and the major subsidiaries within the Group and may delegate the monitoring of such limits as appropriate.
4.2 The ExB RMC shall ensure that appropriate approval processes for transactions executed under these trading risk limits are established.
4.3 The CRO may approve temporary excesses of any trading risk and position limit up to a maximum of 10% until the next ExB RMC meeting, with immediate notice to the CEO, and with information to the ExB RMC and the BoD at its next meeting.
4.4 The CRO signs off on the incremental risk associated with excesses of ExB RMC limits and approves the remediation plan with immediate notice to the CEO and subsequent information to the ExB RMC and the BoD at the next opportunity.

IV. Illiquid investments
5. General provisions
5.1 The illiquid investment limit covers transactions which due to their characteristics and risk profile are not subject to ExB RMC approved processes for trading activities outlined in section III of annex A and are not subject to the approval authorities outlined in section V of annex A.
5.2 The illiquid investment limit covers in particular seed money investments, private equity investments, including investments in portfolio companies and funds, and other illiquid investments, as well as investments pursued for bank strategic reasons, which are subject to section V below.
6. Approval authorities
6.1 The illiquid investment limit is approved by the BoD upon recommendation by the RC.
6.2 The ExB RMC shall allocate the illiquid investment limit to the Divisions in relation to their requirements. It may introduce restrictions to using the limit e.g. in terms of industry or type of business. The ExB RMC receives regular updates on the exposure under the illiquid investment limit.
6.3 The Divisions shall establish a governance model regarding investments under the illiquid investment limit as delegated to them by the ExB RMC. In particular, the Divisions shall establish rules as to approval authorities as well as information and escalation processes.
V. Formations, liquidations, mergers, acquisitions, divestitures, long-term participations and other actions and transactions, legal cases
7. General provisions
7.1 The approval authorities as outlined herein are required for the actions and transactions described in sections 8 to 11b. They do not apply to transactions accounted for under the illiquid investment limit or investments made for trading purposes.
7.2 Notwithstanding anything to the contrary in section V or elsewhere in this OGR, the CFO or his delegate may approve any of the actions or transactions in sections 8 to 11b of annex A when they are taken or entered into in the context of or incidental to other actions and transactions that were previously approved in accordance with the OGR, with periodic information to the CEO.
7.3 When any approval or denial is given by the CFO’s delegate, he must give regular information to the CFO.
7.4 A “Non-operating Subsidiary” is any subsidiary that is both (a) not regulated and (b) and has no material contact with third parties. A subsidiary that is not a Non-operating Subsidiary is an “Operating Subsidiary”. “Regulated” means regulated or licensed in any jurisdiction as a bank, securities firm or other financial services provider.

8. Formation and liquidation of subsidiaries
8.1 When directly or indirectly wholly owned by the Group and provided the formation or liquidation of the subsidiary will not result in a significant change to the organizational structure, the action shall be approved by the CFO or his delegate.
8.2 The formation or liquidation of a Non-Operating Subsidiary shall be approved by the CFO or his delegate.
8.3 Otherwise the formation or liquidation shall be approved in accordance with the approval authorities in section 12 of annex A, where the relevant total amount of the transaction is,
a) in the case of a formation, the total amount of capital to be initially provided (or anticipated to be provided in the short term) to such subsidiary by CSG, CS or one of its subsidiaries, and
b) in the case of a liquidation, the estimated value of the direct or indirect interest in the subsidiary at the time the determination to liquidate is made.
9. Merger, consolidation or similar transaction; acquisition or divestiture of a subsidiary, interest in a subsidiary or assets constituting a business
9.1 When solely among any of the direct or indirect wholly owned subsidiaries, except when such transaction results in a significant change to the organizational structure, the action or transaction shall be approved by the CFO or his delegate.
9.2 When, in connection with the day-to-day management of a line of business, a Non-operating Subsidiary is to be merged, consolidated, or be party to a similar transaction with a third party, the action or transaction shall be approved by the CFO or his delegate.
9.3 When, in connection with the day-to-day management of a line of business, a Non-operating Subsidiary, an interest in a Non-operating Subsidiary or assets constituting a business that is not regulated in the meaning of section 7.4 of annex A is to be acquired from or divested to a third party, the action or transaction shall be approved by the CFO or his delegate.
9.4 Otherwise the action or transaction shall be approved in accordance with the approval authorities in section 12 of annex A, where the relevant total amount of the transaction is,
a) in the case of a merger, consolidation or similar transaction, the difference between the estimated value of the resulting merged, consolidated, similarly combined entity or interest in such entity and the estimated value of the Group’s direct or indirect interest in any subsidiary that was a party to such merger, consolidation or similar transaction prior to such transaction, and
b) in the case of an acquisition or divestiture, the estimated value of/price paid for the subsidiary, interest in a subsidiary or assets constituting a business.
10. Acquisition or divestiture of a long-term participation
10.1 A long-term participation is generally an equity investment or equity-like investment (e.g. convertible debt instrument, call options, warrants) (collectively, an “Equity-Like Long-term Participation”) made by CSG or any of its subsidiaries for strategic reasons in a third party entity. Thereby it is not relevant whether or not the long-term participation is consolidated within the Group.

10.2 An acquisition or a divestiture of a long-term participation must be approved as follows:
a) When the estimated value of/price paid for the long-term participation being acquired or divested is less than CHF 2m, such transaction shall be approved by the responsible member of a Divisional MC, with information to the Divisional CEOs, the CEO and the CFO.
b) When a) above is inapplicable, a long-term participation is being acquired or divested in connection with the day-to-day management of a business line and such participation is in an entity that (i) is not regulated in the meaning of section 7.4 of annex A and (ii) has no material contact with third parties, the transaction shall be approved by the CFO or his delegate.
c) Otherwise the transaction shall be approved in accordance with the approval authorities in section 12 of annex A, where the relevant total amount of the transaction is the estimated value of/price paid for the long-term participation.
d) In case of an acquisition of an Equity-Like Long-term Participation, such transaction shall be approved according to a), b) or c) above both: (i) at the time of the acquisition of the Equity-Like Long-term Participation; and (ii) at the time it is intended to exercise the Equity-Like Long-term Participation into an equity participation within the meaning of Section 10.1.
11. Establishment or closure of branches and representative offices
11.1 The establishment or closure of a branch or a representative office of CSG, CS, and other direct subsidiaries of CSG shall be approved by the CEO upon consultation with the ExB and the responsible Regional CEO.
11.2 If not explicitly regulated otherwise or governed elsewhere, the establishment or closure of a branch or representative office of an Operating Subsidiary of CS shall be approved by the CFO or his delegate, upon consultation with the responsible Regional CEO and in consideration of the relevant subsidiary specific regulations.
11.3 The establishment or closure of a branch or representative office of a Non-operating Subsidiary of CSG or CS shall be approved by the CFO or his delegate.
11b. Legal cases
Settlements in respect of significant legal proceedings are reviewed by the GC and decided by the ExB where the sum involved is CHF 250m or more. The BoD is informed in accordance with sections 16.2.6 and 6.3. The conclusion of a settlement that has a significant impact on the strategy or reputation of the Group is subject to the approval of the BoD if the sum involved is CHF 500m or more.

12. Approval authorities
Unless provided otherwise by section V of annex A, approval authority is governed as follows:
Transaction value	CFO or delegate	CEO	ExB	Chairman	BoD
=/< CHF 50m	D	I	–	–	–
> CHF 50m =/< CHF 100m		D	I	–	–
> CHF 100m =/< CHF 250m			D	C	I
> CHF 250m					D
D = Decision; C = Consultation; I = Information
VI. Reputational risks
13. Reputational risk management
13.1 Reputational risk management shall be regulated in a policy (GP-00103).
VII. Financing matters and capital expenditures
14. Financing of CSG, CS and its subsidiaries
14.1 The use of money market instruments and capital market transactions, the issuance and sale of bonds, structured notes and similar securities is governed by the Group Policy on Funding Authority.
14.2 The conclusion or extension of a loan agreement or a guarantee agreement in connection with a loan agreement of a subsidiary and draw-downs under such agreements are governed by the Group Policy on Funding Authority and the Policy on Inter-Company Guarantees.
14.3 Issuance of comfort letters, regulatory keep-well letters and similar documents on behalf of CSG or CS require approval by the CFO. Issuance of comfort letters, regulatory keep-well letters and similar documents on behalf of subsidiaries require approval by the CFO or his delegate.
15. Capital expenditures
15.1 The annual financial planning process for the Group shall include the planning of capital expenditure projects (in particular investments in IT and in Group owned real estate) as well as the total financial framework for capital expenditures.
15.2 The ExB shall approve the capital expenditure plan for the Group. The ExB shall further establish a policy outlining the authority for the approval of individual investments under the approved plan as well as the authority for approval of expenditures outside the approved plan.
15.3 For each project or investment, a written capital expenditure application prepared in accordance with the applicable policies must be submitted for review to the approving member of management or management body.
15.4 The authority for the purchase of real estate at auctions in connection with repossession proceedings against banking clients or the acquisition of such real estate (under such circumstances) shall be determined by the ExB RMC.

Annex B – Approval authorities for Credit Suisse Group AG specific matters
I. Capital structure of CSG
1. Ordinary, authorized, conditional and conversion capital
1.1 The creation and any changes to the ordinary, authorized, conditional and conversion capital require approval by the shareholders upon proposal by the BoD.
1.2 The issuance of new shares out of ordinary or authorized capital as well as out of conversion capital may be executed by the BoD. In line with CSG’s AoA there is no quorum requirement for the acknowledgment of capital increases and the subsequent changes to the AoA.
1.3 The allocation of conditional capital for convertible bonds, contingent convertible bonds, bonds with options, shareholder options or similar instruments as well as for employee compensation plans is the responsibility of the BoD.
1.4 The allocation of conversion capital for contingent convertible bonds or similar instruments is the responsibility of the BoD.
II. Share register
2.1 The BoD appoints one or several Share Registrars.
2.2 The BoD issues or amends regulations governing the shareholders’ register.
2.3 The BoD shall receive at least annually a report on the shareholder structure according to the share register.

Annex C – Corporate bodies

Shareholders
Board of Directors
Governance and Nominations Committee
Compensation Committee
Risk Committee
Digital Transformation and Technology Committee
Conduct and Financial Crime Control Committee
Audit Committee
Sustainability Advisory Committee 1)
Executive Board
Group Capital Allocation and Liability Management Committee
CS AG Parent Capital Allocation, Liability and Risk Management Committee
Executive Board Risk Management Committee
Valuation Risk Management Committee VARMC
Group Conduct Board GCB
Divisions
Wealth Management
Swiss Bank
Asset Management
Investment Bank
Capital Release Unit 2)
Regions
EMEA
Americas
Switzerland
APAC
Corporate Functions
Chief Operating Officer
Chief Financial Officer
Chief Risk Officer
General Counsel
Chief Compliance Officer
Chief Technology and Operations Officer
Global Head of People
Subsidiaries and Branches
Internal Audit
External Audit

1) Interdisciplinary advisory body formed by the Board of Directors, which consists of members of the Board of Directors and senior management.

2) The Capital Release Unit (CRU) is managed by the Chief Financial Officer and shown as a separate reporting segment for reporting purposes.

46

CREDIT SUISSE GROUP AG
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